EXHIBIT 4.1

VOCALSCAPE NETWORKS, INC.

2006 STOCK OPTION PLAN

AS ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 6, 2006

1.
PURPOSE. This 2006 Stock Option Plan (“Plan”) is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success and progress of Vocalscape Networks, Inc., a Nevada corporation (the “Company”). Capitalized terms not previously defined herein are defined in Section 16 of this Plan.

2.	TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the “Options”) may be either

a.	incentive stock options (“ISOs”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Revenue Code”), or

b.
nonqualified stock options (“NQSOs”), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the “Shares”) are shares of the common stock of the Company.

3.
NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to options granted under this Plan is equal to twenty five percent (25%) of the issued and outstanding common stock of the Company, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4.
ELIGIBILITY. Options may be granted to employees, consultants, officers, and employee Directors of the Company, or any Parent, Subsidiary or Affiliate of the Company (jointly “Staff Members”). Directors who are not Staff Members of the Company are not eligible to participate in this Plan. ISOs may be granted only to Staff Members of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 13) in its sole discretion shall select the recipients of Options (“Optionees”). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either

a.	granting an Option under this Plan in replacement of the option assumed by the Company, or

b.
treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5.
TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

a.
Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

b.
Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

c.
Exercise Price. The exercise price of an Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of an Option shall be not less than 50% of the Fair Market Value of the Shares on the date the Option is granted; and provided further that the exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) shall not be less than 50% of the Fair Market Value of the Shares on the date the Option is granted.

d.
Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted (“Expiration Date”), and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

e.
Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

f.
Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Optionee only by Optionee; provided, however, that NQSOs held by an Optionee who is not an officer or director of the Company or other person (in each case, an “Insider”) whose transactions in the Company’s common stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be transferred to such family members, trust and charitable institutions as the Committee, in its sole discretion, shall approve at the time of the grant of such Option.

g.
Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 425(c) of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option may instead be granted with a similarly adjusted exercise price.

6.	EXERCISE OF OPTIONS.

a.
Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

b.
Payment. Payment for the Shares may be made in cash, money order, certified check or bank draft or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law:

i)	by cancellation of indebtedness of the Company to the Optionee;

ii)
by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission (“SEC”) Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market;

iii)
by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code, provided that the portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration;

iv)	by waiver of compensation due or accrued to Optionee for services rendered;

v)	through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to:

(A)
a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and,

(B)	the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

c.
Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal, state or provincial withholding obligations of the Company, if applicable.

d.	Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

i)
If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee’s Options to the extent (and only to the extent) that they would have been exercisable upon the earlier of:

(A)	3 months after Termination Date or

(B)	the time period specified in the Grant

but in any event, no later than the Expiration Date of the Options.

ii)
If Optionee’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, Optionee’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee’s legal representative) upon the earlier of:

(A)	twelve (12) months after the date of termination or,

(B)	such shorter time period as may be specified in the Grant,
but in any event, no later than the Expiration Date of the Options.

iii)
The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment or other relationship terminated.

iv)
The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

v)
An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the “Securities Act”), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

7.
MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionee by a written notice to the Optionee affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

8.
PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are generally released by the Company to its common stockholders generally.

9.
NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

10.
ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors (the “Board”) or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

11.	ASSUMPTION OF OPTIONS BY SUCCESSORS.

a.	In the event of

i)
a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionees),

ii)	a dissolution or liquidation of the Company,

iii)	the sale of substantially all of the assets of the Company, or

iv)
any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Options shall, not withstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger, sale of assets or other corporate transaction, at such times and on such conditions as the Board shall determine, unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options.

b.	In the event of

i)	an acquisition of all or substantially all of the outstanding shares of the Company, or

ii)
a change in the senior management of the Company which adversely affects the Employee’s position, salary or employment with the Company and as a result of this change the Employee or the Company decide to terminate the Employee’s employment, then all outstanding Options shall, not withstanding any contrary terms of the Grant, accelerate and become exercisable in full. If the Fair Market Value of Shares with respect to which all ISOs are first exercisable in such calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that year shall be ISOs and the Options for the amount in excess of $100,000 shall be NQSOs.

c.
Subject to the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction”.

12.
ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors of the Company. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

13.
ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). If at the earlier of October 1, 2006 or the date that the Board resolves to conform to the amended Rules promulgated by the SEC effective May 1, 1998 pursuant to Section 16 of the Exchange Act, the Board is not comprised entirely of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

14.	TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

15.
AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the stockholders of the company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

16.	CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

a.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

b.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

c.
“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

d.
“Disinterested Person” means a director who is not, during the period that he is a member of the Committee and for one (1) year prior to service as a member of the Committee, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2), as promulgated by the SEC under Section 16(b) of the Exchange act, as such Rule is amended from time to time and as interpreted by the SEC.

e.
“Fair Market Value” shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. In the event the common stock of the Company is listed on a stock exchange or on the NASD OTC Bulletin Board System, the Fair Market Value shall be the closing bid price of the Corporation’s common stock on the date of determination.

VOCALSCAPE NETWORKS, INC.
INCENTIVE STOCK OPTION GRANT

Vocalscape Networks, Inc., a Nevada corporation (the “Company”), hereby grants to the optionee named below (the “Optionee”), an incentive stock option (the “ISO”) under the Company’s 2006 Stock Option Plan, as amended (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price per share set forth below (the “Exercise Price”). The option is subject to all the terms and conditions of the Incentive Stock Option Grant including the terms and conditions contained in the attached Appendix A (the “Grant”) and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

Optionee:

Address:

Number of Option Shares:

Exercise Price per Share:

Date of Grant:

Expiration Date:

Post Termination Exercise:

Vest Start Date:

Subject to the terms and conditions of the Plan and this Grant, the ISO shall vest in equal monthly amounts for __ months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the Optionee ceases to be employed. An Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the ISO with respect to the vested Option Shares on the first day of the 7th month from Vest Start Date. Optionee may then exercise the ISO with respect to vested Option Shares at any time until expiration or termination.

PLEASE READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE ISO.

Vocalscape Networks, Inc.

Per:
Ron McIntyre, President

VOCALSCAPE NETWORKS, INC.
INCENTIVE STOCK OPTION GRANT

ACCEPTANCE

Optionee hereby acknowledges, represents and warrants that a copy of the Plan, as amended, is available upon request from the Administration department and can also be accessed electronically. Optionee acknowledges, represents and warrants that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.

Optionee

VOCALSCAPE NETWORKS, INC.
NONQUALIFIED STOCK OPTION GRANT

Vocalscape Networks, Inc., a Nevada corporation (the “Company”), hereby grants to the optionee named below (the “Optionee”), a non-qualified stock option (the “Option”) under the Company’s 2006 Stock Option Plan, as amended (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price per share set forth below (the “Exercise Price”). The option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions contained in the attached Appendix A (the “Grant”) and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

Optionee:

Address:

Number of Option Shares:

Exercise Price per Share:

Date of Grant:

Expiration Date:

Vest Start Date:

Subject to the terms and conditions of the Plan and this Grant, the Option shall vest in equal monthly amounts for __ months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the Optionee ceases to be employed. An Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 7th month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

PLEASE READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

Vocalscape Networks, Inc.

Per:
Ron McIntyre, President

VOCALSCAPE NETWORKS, INC.
NONQUALIFIED STOCK OPTION GRANT

ACCEPTANCE

Optionee hereby acknowledges that a copy of the Plan, as amended, is available upon request from the Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.

Optionee

VOCALSCAPE NETWORKS, INC.
NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS
UNDER THE 2006 STOCK OPTION PLAN

1.
Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan.

2.
Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan will be available electronically and can also be obtained by contacting the Stock Administration Department.

3.
Exercise Price. The exercise price of the Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of the Option shall be not less than 80% of the Fair Market Value of the Shares on the date the Option is granted.

4.
Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5.	Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

a.	The Option may not be exercised until the Plan has been approved by the Directors of the Company as set forth in the Plan.

b.
The Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise.

c.
The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the “Code”), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.

6.	Termination of Option.

a.
Except as provided in this section, the Option shall terminate in whole if Optionee ceases to be a Staff Member of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be a Staff Member of the Company for any reason except by death or disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a Staff Member (the “Termination Date”), may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

b.
Except as provided in this section, the Option shall terminate in part, if Optionee ceases to be a full time Staff Member of the Company but remains a Staff Member of the Company, and may not be exercised to the extent terminated. If the Optionee ceases to be a full time Staff Member of the Company for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full time Staff Member, may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

i)	An Optionee shall be deemed to be a “full time” Staff Member if Optionee works not less than 40 hours per week, unless prevailed upon by local law.

ii)
Except as to the number of Option Shares for which the Option terminates in accordance with subsection (b)(iii) below, the Option shall continue to vest with respect to Option Shares in equal monthly amounts from the Termination Date to the time the Optionee has been continuously employed __ calendar months from the vest start date set forth in the Grant.

iii)	The number of Option Shares for which the Option shall terminate in accordance with this Paragraph will be determined by multiplying the total number of Option Shares by the following fraction:

40 minus [number of hours regularly worked per week]
40

c.
If the Optionee’s employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the Expiration Date.

d.
Nothing in the Plan or the Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

7.	Manner of Exercise.

a.
The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors of the Company, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

b.	Such notice shall be accompanied by full payment of the Exercise Price

i)	in cash, money order, certified check or bank draft,

ii)	by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or

iii)
a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration as outlined in Paragraph 6 b. of the 2006 Stock Option Plan.

c.
Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.

d.
Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.

8.
Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9.
Non-transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

10.
Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and Nevada tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

a.
Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

b.
Disposition of the Shares. For federal tax purposes, if the Shares are held for more than twelve (12) months but not more than eighteen (18) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as mid-term capital gain. If the Shares are held for more than eighteen (18) months, any such gain will be treated as long-term capital gain. The maximum mid-term capital gain rate is twenty-eight percent (28%) and the maximum long-term capital gain rate is twenty percent (20%).

11.
Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company’s Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

12.
Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

EXHIBIT A TO THE GRANT AGREEMENT
STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Vocalscape Networks, Inc.
305 - 1847 West Broadway
Vancouver, British Columbia
Canada V6J 1Y6

Attention: Stock Administrator

1.
Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___________ shares of the Common Stock (the “Option Shares”) of Vocalscape Networks, Inc. (the “Company”) under and pursuant to the Company’s 2006 Stock Option Plan (the “Plan”) and the stock option grant numbered #________ and dated ____________________________ (the “Grant”). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

2.
Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

3.
Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditional upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company’s stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4.	Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent to ensure compliance with the restrictions on transfer.

5.
Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE OPTION SHARES. OPTIONEE ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE’S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.

6.
Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase and has made provision for the payment of any federal, state or provincial withholding taxes required to be paid or withheld by the Company.

7.
Entire Agreement. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

8.
Choice of Law. The parties hereto acknowledge and agree to attorn to the jurisdiction of Washington for the choice of law governing this Agreement and acknowledge and agree that this Agreement is governed by the laws of Washington, U.S.A., without giving effect to the conflict of laws principles thereof.

Submitted by:	Accepted by:

OPTIONEE:	Vocalscape Networks, Inc.

Per:
Ron McIntyre, President

(Print Name)

Dated:	Dated: